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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): February 9, 2001


                                LUIGINO'S, INC.
                                ---------------
            (Exact name of registrant as specified in its charter)




         Minnesota                    333-76569                 59-3015985
----------------------------   ------------------------    --------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
    of incorporation)                                     Identification Number)



                524 Lake Avenue South, Duluth, Minnesota  55802
                -----------------------------------------------
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (218) 723-5555

                                Not Applicable
                                --------------
         (Former name or former address, if changed since last report)
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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On February 9, 2001 (the "Closing Date"), Luigino's, Inc., a Minnesota corporation ("Luigino's") acquired all of the outstanding capital stock of The All American Gourmet Company, a Delaware corporation ("AAG") pursuant to a Purchase Agreement by and among Luigino's and Heinz Frozen Food Company ("Heinz"), a Delaware corporation and the parent company of AAG. As a result of this acquisition, Luigino's obtained all of AAG's intellectual property rights, including logos, trademarks, patent licenses, product formulas, quality specifications, customer lists and marketing materials. Prior to this transaction, Luigino's was not affiliated with Heinz or AAG and the Purchase Agreement was negotiated at arms' length. The purchase price was determined through negotiations by the parties. The aggregate consideration for the acquisition of AAG was $65 million in cash, of which $10 million was payable as a non-competition fee under a co-pack agreement entered into on the Closing Date between Luigino's and Heinz. The cash used in the acquisition came from borrowings under a credit facility entered into as of the Closing Date among Luigino's, Bank One, NA and U.S. Bank National Association. In addition, Luigino's agreed to purchase certain finished goods inventory from Heinz for a six-month period following the Closing Date and certain finished goods inventory remaining at the conclusion of the six-month period.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (a)  Financial Information

          The required financial statements with respect to AAG are not available as of the date of this report. In accordance with paragraph 4 of Item 7(a) of Form 8-K, Luigino's will file the financial statements by amendment as soon as practicable and no later than 60 days from the date on which this report must be filed.

          (b)  Pro Forma Financial Information

          The required pro forma financial statements with respect to AAG and Luigino's are not available as of the date of this report. In accordance with paragraph 4 of Item 7(a) of Form 8-K, Luigino's will file the pro forma financial statements by amendment as soon as practicable and no later than 60 days from the date on which this report must be filed.

          (c)  Exhibits

               2.1 Purchase Agreement, dated as of February 9, 2001 between Luigino's, Inc. and Heinz Frozen Food Company.

               2.2 Co-Pack Agreement, dated as of February 9, 2001 between Luigino's, Inc. and Heinz Frozen Food Company.

               99.1 Credit Agreement, dated as of February 9, 2001, among Luigino's, Inc., the Lenders named therein and Bank One, NA as LC Issuer and as Agent, and U.S. Bank National Association, as Swing Line Lender.

               99.2   Press Release, dated February 9, 2001.

                                      -2-
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                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


February 21, 2001                   LUIGINO'S, INC.



                                    By:  /s/ Thomas Knuesel
                                       ---------------------------------
                                       Thomas Knuesel
                                       Chief Financial Officer

                                      -3-
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                                EXHIBIT INDEX


2.1 Purchase Agreement, dated as of February 9, 2001 between Luigino's, Inc. and Heinz Frozen Food Company.

2.2 Co-Pack Agreement, dated as of February 9, 2001 between Luigino's, Inc. and Heinz Frozen Food Company.

99.1 Credit Agreement, dated as of February 9, 2001, among Luigino's, Inc., the Lenders named therein and Bank One, NA as LC Issuer and as Agent, and U.S. Bank National Association, as Swing Line Lender.

99.2   Press Release, dated February 9, 2001.